Prospectus Supplement No. 7
Filed Pursuant to Rule 424(b)(3)
File No. 333-149930

MYRIAD INTERACTIVE MEDIA, INC.

7 Ingram Drive, Suite 128

Toronto, Ontario, Canada M6M 2L7

(888) 648-9366 Ex. 2

Prospectus Supplement No. 7

(to Final Prospectus dated May 1, 2008)

This Prospectus Supplement No. 7 supplements and amends the final prospectus dated May 1, 2008 (the “Final Prospectus”), relating to the sale from time to time of up to 5,055,845 shares of common stock by certain shareholders, as well as the shares of common stock underlying the warrants held by the selling shareholders.

On May 8, 2012, we filed with the U.S. Securities and Exchange Commission the attached Quarterly Report on Form 10-Q.

This Prospectus Supplement No. 7 should be read in conjunction with the Final Prospectus and is qualified by reference to the Final Prospectus except to the extent that the information in this Prospectus Supplement No. 7 supersedes the information contained in the Final Prospectus.

Our shares of common stock are quoted on the OTC Bulletin Board and trade under the ticker symbol “MYRY”. On May 8, 2012, the last reported sale price of our common stock was $0.0703 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors”

beginning on page 6 of the Final Prospectus dated May 1, 2008.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement No. 7 is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 7 is May 8, 2012.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

[X]	Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended March 31, 2012

[ ]	Transition Report pursuant to 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from __________ to__________

Commission File Number: 000-27645

Myriad Interactive Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-0258277
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7 Ingram Drive, Suite 128, Toronto, Ontario, Canada M6M 2L7
(Address of principal executive offices)

(888) 648-9366 Ext. 2
(Registrant’s telephone number)
___________________________
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days [X] Yes [ ] No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). [ ] Yes [X] No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

[ ] Large accelerated filer Accelerated filer	[ ] Non-accelerated filer
[X] Smaller reporting company

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). [] Yes [X] No

State the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date: 50,518,470 as of May 3, 2012.

1

2

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

Our financial statements included in this Form 10-Q are as follows:
F-1	Balance Sheet as of March 31, 2012 and June 30, 2011(unaudited);
F-2	Statements of Operations for the three and nine months ended March 31, 2012 and 2011 and period from Inception to March 31, 2012 (unaudited);
F-3	Statements of Cash Flows for the nine months ended March 31, 2012 and 2011 and period from Inception to March 31, 2012 (unaudited);
F-4	Notes to Financial Statements

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the SEC instructions to Form 10-Q.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  Operating results for the interim period ended March 31, 2012 are not necessarily indicative of the results that can be expected for the full year.

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MYRIAD INTERACTIVE MEDIA, INC.
(FKA IVANY NGUYEN, INC.)
(A Development Stage Company)
Balance Sheets

ASSETS

	March 31,	June 30,
	2012	2011
	(Unaudited)
CURRENT ASSETS

Cash	$1,495	$26,323
Prepaid expenses	537,705	26,630

Total Current Assets	539,200	52,953

EQUIPMENT, net	2,962	-

TOTAL ASSETS	$542,162	$52,953

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$3,016	$65,287
Due to shareholder	-	527

Total Current Liabilities	3,016	65,814

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; 10,000,000 shares authorized,
at $0.001 par value, none issued or outstanding
and outstanding	-	-
Common stock; 200,000,000 shares authorized,
at $0.001 par value, 50,477,339 and 44,206,877
shares issued and outstanding, respectively	50,477	44,207
Additional paid-in capital	11,817,748	10,896,972
Deficit accumulated during the development stage	(11,329,079)	(10,954,040)

Total Stockholders' Equity (Deficit)	539,146	(12,861)
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$542,162	$52,953

The accompanying notes are an integral part of these financial statements.

4

MYRIAD INTERACTIVE MEDIA, INC.
(FKA IVANY NGUYEN, INC.)
(A Development Stage Company)
Statements of Operations
(Unaudited)
					From Inception
	For the Nine Months Ended		For the Nine Months Ended		Through
	March 31,		March 31,		March 31,
	2012	2011	2012	2011	2012

REVENUES	$32,365	$-	$37,127	$-	$37,127

OPERATING EXPENSES

Exploration	-	-	-	-	170,873
Professional fees	304,771	116,878	361,594	458,664	1,932,953
General and administrative	27,797	35,491	50,463	73,502	2,313,082
Impairment of mining properties	-	-	-	-	545,221
Depreciation	109	255	109	1,266	6,173

Total Operating Expenses	332,677	152,624	412,166	533,432	4,968,302

LOSS FROM OPERATIONS	(300,312)	(152,624)	(375,039)	(533,432)	(4,931,175)

INCOME TAX EXPENSE	-	-	-	-	-

LOSS FROM CONTINUING OPERATIONS	(300,312)	(152,624)	(375,039)	(533,432)	(4,931,175)

DISCONTINUED OPERATIONS	-	-	-	-	(6,397,904)

NET LOSS	$(300,312)	$(152,624)	$(375,039)	$(533,432)	$(11,329,079)

BASIC LOSS PER SHARE	$(0.01)	$(0.00)	$(0.01)	$(0.01)

WEIGHTED AVERAGE
NUMBER OF SHARES OUTSTANDING	47,740,882	44,206,877	45,390,309	41,943,141

The accompanying notes are an integral part of these financial statements

5

MYRIAD INTERACTIVE MEDIA, INC.
(FKA IVANY NGUYEN, INC.)
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

			From Inception
	For the Nine Months Ended		Through
	March 31,		March 31,
	2012	2011	2012
OPERATING ACTIVITIES
Net loss	$(375,039)	$(533,432)	$(11,329,079)
Adjustments to reconcile net loss to net cash
used by operating activities:
Value of options granted	-	-	1,758,233
Common stock issued for services	85,546	177,419	551,796
Depreciation	109	1,266	6,173
Amortization of expenses prepaid with common stock	262,295	-	262,295
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	-	-	(26,630)
Increase (decrease) in accounts payable	(36,168)	5,173	29,119
Increase (decrease) in due to shareholder	-	-	527
Net Cash Used in Operating Activities	(63,257)	(349,574)	(1,987,004)

INVESTING ACTIVITIES
Purchase of computer equipment	(3,071)	-	(9,135)
Net Cash Used in Investing Activities	(3,071)	-	(456,248)

FINANCING ACTIVITIES
Proceeds from common stock	41,500	355,000	2,444,747
Net Cash Provided by Financing Activities	41,500	355,000	2,444,747

NET INCREASE (DECREASE) IN CASH	(24,828)	5,426	1,495
CASH AT BEGINNING OF PERIOD	26,323	69,461	-

CASH AT END OF PERIOD	$1,495	$74,887	$1,495

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

NON CASH FINANCING ACTIVITIES:
Common stock issued for mineral properties	$-	$-	$98,108
Common stock issued for prepaid expenses	800,000	72,000	72,000

The accompanying notes are an integral part of these financial statements.

6

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

March 31, 2012 and June 30, 2011

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

On July 6, 2011, the Company’s board of directors approved a merger with its wholly-owned subsidiary, Myriad Acquisition Corp.  As part of the merger with the wholly owned subsidiary, the Company’s board authorized a change in the name of the company to “Myriad Interactive Media, Inc.”  The Company has not realized significant revenues during the period ended March 31, 2012, accordingly, the Company is  classified as a development stage enterprise.

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2012 and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 2011 audited financial statements. The results of operations for the period ended March 31, 2012 is not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. During the nine months ended March 31, 2012 the Company realized a net loss of $375,039 and has incurred an accumulated deficit of $11,329,079. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company currently has consulting agreements with two of the Company’s officers. Each agreement authorizes each member to receive $6,000 per month in consulting fees along with reimbursement of expenses incurred on the Company’s behalf. During the nine months ended March 31, 2012 the Company paid $65,200 in combined fees and expense reimbursements to these two officers.

NOTE 4 – CAPITAL STOCK TRANSACTIONS

Preferred stock

The authorized preferred stock is 10,000,000 shares with a par value of $0.001. As of March 31, 2012, the Company has no shares of preferred stock issued or outstanding.

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MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

March 31, 2012 and June 30, 2011

NOTE 4 – CAPITAL STOCK TRANSACTIONS (CONTINUED)

Common stock
The authorized common stock is 200,000,000 shares with a par value of $0.001. As of March 31, 2012, 50,477,339 shares were issued and outstanding.

During the year ended June 30, 2011, the Company issued 550,000 shares of common stock for $55,000 cash to warrant holders upon the exercise of the warrants. The Company also issued 750,000 shares of common stock to a consultant for services performed. The stock was valued at $75,000 based on the per share trading price on the grant date. The Company also issued 400,000 shares of common stock to two consultants for consulting services to be provided over a term of one year. The stock was valued at $80,000 based on the per share trading price on the grant date. The services are being expensed over the twelve month contract. The remaining balance of the prepaid consulting fees was $26,630 as of June 30, 2011. During the year ended June 30, 2011, the Company also issued 3,000,000 shares of common stock with 3,000,000 attached warrants for cash proceeds of $300,000. The warrants are exercisable for a two year period at an exercise price of $0.15. The Company valued these warrants using the Black-Scholes valuation model using the assumptions detailed in footnote 7 and attributed a total of $148,377 of the total $300,000 proceeds to the warrants based on their relative fair value.

During the nine months ended March 31, 2012, the Company issued 415,000 shares of common stock for $41,500 cash and 415,000 stock purchase warrants exercisable at $0.15 per share. The warrants are exercisable for a one year period at an exercise price of $0.15. The Company valued these warrants using the Black-Scholes valuation model using the assumptions detailed in footnote 7 and attributed a total of $35,755 of the total $41,500 proceeds to the warrants based on their relative fair value. The Company also issued 5,000,000 shares of common stock to a consultant for consulting services to be provided over a six month period. The stock was valued at $800,000 based on the per share trading price on the grant date. The services are being expensed over the six month contract. The remaining balance of the prepaid consulting fees was $537,705 as of March 31, 2012. During the nine month period ended March 31, 2012, the Company also issued 855,462 shares of common stock to a consultant for services performed. The stock was valued at $85,546 based on the per share trading price on the grant date.

NOTE 5 – STOCK OPTIONS AND WARRANTS

The estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses is determined using the Black-Scholes evaluation model.

On June 10, 2010, the Company entered into an Investor Relations Agreement for investor and public relations services.  The services will include organizing presentations in several European cities, assistance with coverage in the German financial media, and certain shareholder relations matters. Under the Agreement, the Company agreed to compensate the consultant with options to purchase 1,000,000 shares of our common stock at an exercise price of $0.20 per share.

During the years ended June 30, 2011 and 2010, the estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses was determined using the Black-Scholes pricing model and the following assumptions: expected term of 2-5 years, a risk free interest rate of 2.05-3.35%, a dividend yield of 0% and volatility of 90-907%. The amount of the expense charged to operations for compensatory options and warrants granted in exchange for services was $1,758,233.

During the year ended June 30, 2011 no compensatory common stock purchase options were granted. On October 17, 2010, the Company issued 1,000,000 warrants in conjunction with common stock sold for cash. These warrants have a two year life and an exercise price of $0.15. The Company calculated a relative fair value for these warrants based on a volatility of 142%, a risk-free interest rate of .37% and a stock price on the date of issuance of $0.20.

Additionally, on December 3, 2010, the Company issued 2,000,000 warrants in conjunction with common stock sold for cash. These warrants have a two year life and an exercise price of $0.15. The Company calculated a relative fair value for these warrants based on a volatility of 147%, a risk-free interest rate of .49% and a stock price on the date of issuance of $0.12.

8

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

March 31, 2012 and June 30, 2011

 NOTE 5 – STOCK OPTIONS AND WARRANTS (CONTINUED)

Changes in stock options issued through March 31, 2012 were as follows:

		Weighted
	Number	Average	Value
	Of	Exercise	if
	Options	Price	Exercised
Outstanding, June 30, 2009	2,400,000	0.10	$240,000
Exercisable, June 30, 2009	2,400,000	0.10	240,000

Granted	—	—	—
Exercised	1,000,000	0.20	200,000
Cancelled	(2,400,000)	0.10	(240,000)
Outstanding, June 30, 2010	1,000,000	0.20	200,000
Exercisable, June 30, 2010	1,000,000	0.20	200,000

Granted	1,000,000	0.20	200,000
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, June 30, 2011	1,000,000	0.20	200,000
Exercisable, June 30, 2011	1,000,000	0.20	200,000

Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, March 31, 2012	1,000,000	$0.20	$200,000
Exercisable, March 31, 2012	1,000,000	$0.20	$200,000

Changes in stock purchase warrants issued through March 31, 2012 were as follows:

		Weighted
	Number	Average	Value
	Of	Exercise	if
	Warrants	Price	Exercised
Outstanding, June 30, 2009	5,055,845	0.25	$1,278,247
Exercisable, June 30, 2009	5,055,845	0.25	1,278,247

Granted	23,819,613	0.10	2,381,961
Exercised	(2,250,000)	0.10	(225,000)
Cancelled	(5,055,845)	0.25	(1,278,247)
Outstanding, June 30, 2010	21,569,613	0.10	2,156,961
Exercisable, June 30, 2010	21,569,613	0.10	2,156,961

Granted	3,000,000	0.15	450,000
Exercised	(550,000)	0.15	(55,000)
Cancelled	—	0.10	—
Outstanding, June 30, 2011	24,019,613	0.11	2,551,961
Exercisable, June 30, 2011	24,019,613	0.11	2,551,961

Granted	100,000	0.15	15,000
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, March 31, 2012	24,119,613	$0.11	$2,566,961
Exercisable, March 31, 2012	24,119,613	$0.11	$2,566,961

9

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

March 31, 2012 and June 30, 2011

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855, Company management reviewed all material events through the date these financial statements were issued, and has determined that there are no additional material subsequent events to report.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.  Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Description of Business

We are a Delaware corporation formed on July 13, 1999.  Our principal executive offices are located at 7 Ingram Drive, suite 128 Toronto, Ontario, Canada M6M 2L7.  Our telephone number is 1-888-648-9366  On July 6, 2011, we changed our name to Myriad Interactive Media, Inc.  Concurrently with the name change, we shifted our focus to the development of daily deal aggregation platform and social media marketing business.  We have formed an interactive marketing team consisting of industry experts in search engine marketing and social media marketing.  We plan to manage complex search programs and offer strategic insight into the design, development, launch and maintenance of such programs. In addition, we are focusing on the development of interactive media websites and plan to enter the mobile application market in the near future.

Deal Aggregator Platform – CupomZilla.Com.BR

We have developed an in-house daily deal aggregator web application for the Brazilian market called CupomZilla.com.br.  The platform is a sophisticated application that tracks all of the daily deals in Brazil offered by daily deal sites like Groupon, PeixeUrbano and Groupalia.  We track these deals by using both application programming interface (“API”) and parsing technology.  Daily deals are run through our databases and are presented on our website to subscribers whom are using our deal filtering technology to source daily deals of particular interest.  Our platform aggregates thousands of deals from every credible daily deal website in Brazil.  Instead of checking every single website on a daily basis, users have the option to use our easy-to-use service and to track all of their deals on our website.  When a user wants to purchase a deal, they are re-directed to the deal originating website for the final purchase.  We receive referral commissions on daily deal sites that offer API access and commission services.  For those sites that do not provide API’s, we do not receive any commissions.

By tracking all of the daily deal sites, we are able to compile valuable data reports on the entire daily deal industry in Brazil.  We plan to introduce our own deals in the future which we believe will generate revenue for the company.  We therefore believe it is essential to fully understand the market, what sells and what doesn’t and, most importantly, to build a relevant purchasing audience.  For this reason, we are currently offering our aggregator platform for free.

CupomZilla.com.br is currently fully operational and has several unique features. We offer a deal map which tracks all of the daily deals in every major city in Brazil. Users can view the map and track deals that are in close proximity to their location. This is a valuable tool for people who are looking for deals close to work, school or home. We also offer filtering by category, which allows users can track specific deal categories.  For users who only want restaurant deals and are not interested in any other offers, for example, the users can simply select “restaurants” and uncheck the other categories.  The user will then instantly have the ability to scour through all of the active restaurant deals.  Our platform also offers users the option to receive a daily deal email based on their selected categories.

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We are currently developing additional technology which will take our platform mobile.  As our focus is on emerging markets, we believe it is essential to offer this technology as more people in our current markets own mobile phones than they do printers.  We plan to unveil electronic barcodes for our own daily deal offers and offer other unique services which are currently in the development stage.

We will require significant additional capital to execute on our planned expansion and continued development of our deal aggregator business.  Our development budget for this line of business over the course of the next eighteen months is as follows:

Brazil – Phase 1 “Aggregator Roll-Out” 1 – 6 Months

Print / Radio Marketing	$200,000
Daily Deal Integration	$50,000
Social Media Marketing	$50,000
Travel & Meetings	$25,000
Office & Hosting	$25,000
Management & Consulting	$100,000

Total:	$500,000

Brazil – Phase 2 “Daily Deal Roll Out” 6 – 18 Months

Print / Radio Marketing	$250,000
Daily Deal Sales Teams	$250,000
Social Media Marketing	$500,000
Travel	$100,000
Office & Hosting	$100,000
Management & Consulting	$250,000
Maintenance & Development	$550,000

Total:	$2,000,000

Social Media Marketing

We currently have a team of 10 commission-based employees working on development of social media marketing campaigns.   At this time, we are in talks with potential customers for various social media marketing campaigns. We have the ability to build and structure marketing campaigns for Facebook, Twitter and Google Plus. We can perform a comprehensive analysis on the customer’s target audience and utilize best practices in creating and launching social media campaigns.  The most common campaigns we plan to conduct will be for the purpose of increasing brand recognition and driving user engagement.

Search Engine Marketing

Myriad Interactive Media Inc. is a recognized search firm with Google. We structure high quality adwords campaigns.  Utilizing a best practice approach in developing these campaigns is of the upmost importance.  Our search experts have developed a unique formula in analyzing and optimizing campaigns.  By using key performance indicators and common benchmarks in conjunction with other metrics, we are able to successfully manage complex campaigns while driving costs and increasing leads.

Our search engine marketing campaigns do not require any further investment at this time.  We are currently generating revenue from these activities.  We charge a 20% fee for the design, implementation and management of these search campaigns.

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Website Development

We have a separate team of 4 employees working on website development and web architecture.  Our team is proficient in all programming languages, including the Microsoft .NET framework. Our team can build complete web solutions from scratch, including graphic design and CSS coding.  Our web development division is currently producing several projects for the company and generating revenue.  The company will continue to develop this business in conjunction with its major in-house projects.

Application Development

We are currently developing an interactive mobile application for the Apple iPhone and Apple iPad devices.  We are registered as an Apple developer and we plan on launching this application under our Apple SDK. We will also be introducing mobile development for the Google Android platform.  We do not intend on developing applications for any RIM Blackberry mobile devices at this time.  We may develop applications for RIM’s Blackberry devices in the near future.  At this time, we are waiting for the latest OS version by RIM to further understand the revised architecture. We are currently in talks with several customers for the development of additional mobile applications.

Our budget for development of our interactive mobile application for iPhone and iPad is as follows:

iPhone / iPad Application Budget

iOS Programming	$10,000
Graphics & Artwork	$5,000
Social Media Marketing	$5,000
Search Engine Marketing	$5,000
Project Management	$5,000

Total:	$30,000

Results of operations for the three and nine months ended March 31, 2012 and 2011, and for the period from inception through March 31, 2012

During the three months ended March 31, 2012, we earned revenue of $32,365. We incurred expenses in the amount of $332,677 for the three months ended March 31, 2012, consisting of professional fees in the amount of $304,771, general and administrative expenses of $27,797, and depreciation of $109.  As a result, we incurred a net loss of $300,312 for the three months ended March 31, 2012. By comparison, we earned no revenue and had expenses and a net loss of $152,624 for the three months ended March 31, 2011.

During the nine months ended March 31, 2012, we earned revenue of $37,127.  We incurred expenses of $412,166, consisting of professional fees of $361,594, general and administrative expenses of $73,502, and depreciation of $109.  As a result, we incurred a net loss of $375,039 for the nine months ended March 31, 2011.  By comparison, we incurred total expenses and net loss of $533,432 during the nine months ended March 31, 2011. We have generated total income of $37,127, total expenses of $4,968,302, and a net loss of $4,931,175 from the inception of our current operations through March 31, 2012.

The largest component of our professional fees incurred in the three and nine months ended March 31, 2012 relate to 5,000,000 shares of common stock we issued to a consultant for consulting services to be provided over a six month period. The stock was valued at $800,000 based on the per share trading price on the grant date. The services are being expensed over the six month contract. During the three months ended March 31, 2012, we expensed $262,295 for common stock issued as compensation to the consultant.

13

Our revenues for the three and nine months ended March 31, 2012 were derived primarily from our social media marketing and development services. Two customers, Edgewater Wireless and Dynamic System Holdings, accounted for the majority of our revenue during the period.

Our result of operations for the three and nine months ended March 31, 2012 relate to our current operations in the fields of social media marketing and internet-based deal aggregator platforms, while our results of operations for the three and nine months ended March 31, 2011 relate our discontinued bamboo plantation projects in Laos.  In general, our current business requires fewer cash expenditures than our former business and is able to generate some revenue immediately without major capital expenditures. As we go forward with development and deployment of our social media marketing, deal-aggregator platforms, and related lines of business, however, we anticipate that both our expenses and our revenues will increase substantially over the course of the next 12 to 18 months.

Liquidity and Capital Resources

As of March 31, 2012, we had total current assets of $539,200, consisting of cash in the amount of $1,495 and prepaid expenses of $537,705.  The prepaid expenses relate to 5,000,000 shares of common stock we issued to a consultant for consulting services to be provided over a six month period. The stock was valued at $800,000 based on the per share trading price on the grant date. The services are being expensed over the six month contract. The remaining balance of the prepaid consulting fees was $537,705 as of March 31, 2012.

As March 31, 2012, we had currently liabilities of $3,016, consisting entirely of accounts payable.  Accordingly, we had working capital of $536,184.  We have not attained profitable operations and are dependent upon obtaining financing to pursue significant development and expansion of our deal-aggregator, social media marketing, and related businesses.  As discussed above, we will need to raise approximately $2,000,000 in additional capital in order to complete the full planned development of our CupomZilla deal-aggregator service.  Although we are engaged in efforts to raise additional equity capital, we currently do not have any firm arrangements for the required equity financing and we may not be able to obtain such financing when required, in the amount necessary, or on terms that are financially feasible.

Off Balance Sheet Arrangements

As of March 31, 2012, there were no off balance sheet arrangements.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant business development activities. We have incurred cumulative net losses of $11,028,767 since our inception and require capital for our contemplated operational and marketing activities to take place. Our ability to raise additional capital through the future issuances of the common stock is unknown. The obtainment of additional financing, the successful development of our contemplated plan of operations, and our transition, ultimately, to the attainment of profitable operations are necessary for us to continue operations.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Currently, we do not believe that any accounting policies fit this definition.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

A smaller reporting company is not required to provide the information required by this Item.

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Item 4. Controls and Procedures

We carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of March 31, 2012.  This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, Derek Ivany.  Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of March 31, 2012, our disclosure controls and procedures are not effective.  There have been no changes in our internal controls over financial reporting during the quarter ended March 31, 2012.

Management determined that the material weaknesses that resulted in controls being ineffective are primarily due to lack of resources and number of employees. Material weaknesses exist in the segregation of duties required for effective controls and various reconciliation and control procedures not regularly performed due to the lack of staff and resources.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act are recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Limitations on the Effectiveness of Internal Controls

Our management does not expect that our disclosure controls and procedures or our internal control over financial reporting will necessarily prevent all fraud and material error.   Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the internal control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate.

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PART II – OTHER INFORMATION

Item 1. Legal Proceedings

We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Item 1A: Risk Factors

A smaller reporting company is not required to include this Item.  Risk factors for our current lines of business can be found in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2011, filed on February 14, 2012.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None

Item 3. Defaults upon Senior Securities

None

Item 4. Removed and Reserved

Item 5. Other Information

None.

Item 6. Exhibits

Exhibit Number	Description of Exhibit
31.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

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SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Myriad Interactive Media, Inc.

Date:	May 8, 2012

By: /s/ Derek Ivany Derek Ivany Title: Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Director

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